UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 14, 2009

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600 Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 14, 2009, Career Education Corporation (the “Company”) issued a press release reporting the unofficial three-year cohort default rates (“CDRs”) for the 2005, 2006 and 2007 Cohorts that the Company had received from the U.S. Department of Education (“ED”). ED provided the unofficial three-year CDRs for informational purposes and the CDRs represent a modified calculation that will increase the period covered by the ED’s compliance calculations from two years to three years with penalties effective 2014. The three-year calculations will not be utilized by ED for compliance purposes until 2014. Once the new ED regulations are effective, main campuses will be subject to a CDR determination based on the following: The current default rate of 25% will increase to a default rate of 30% beginning in 2014. If a main campus is above 30% CDR for three consecutive years, that main campus will be subject to loss of Title IV eligibility. If a main campus is above 30% CDR for three consecutive years, that main campus will be subject to loss of Title IV eligibility. Additionally, institutions with CDRs above 40% for one year are subject to losing Title IV eligibility. The unofficial CDRs for CEC educational institutions including transitional schools for 2005, 2006, and 2007 were 20.9%, 18.0% and 19.6% respectively.

A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) None.

(b) None.

(c) None.

(d)

Exhibit Number	Description of Exhibits

99.1	Press release of Company dated December 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

/S/ MICHAEL J. GRAHAM
Executive Vice President and Chief Financial Officer

Dated: December 15, 2009

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press release of Company dated December 14, 2009.